Exhibit 99.1

PCTEL Achieves $27.6 Million in Second Quarter Revenue

An Increase of Six Percent from the Same Period Last Year

BLOOMINGDALE, IL. – August 4, 2015 — PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2015 second quarter results.

First Quarter Highlights

$27.6 million in revenue for the quarter, an increase of six percent from the same period last year.

Gross profit margin of 35 percent in the quarter, compared to 41 percent for the same period last year.

GAAP operating margin of negative six percent for the quarter, compared to operating margin of two percent for the same period last year.

GAAP net income of $347,000 for the quarter, or $0.02 per diluted share, compared to net income of $545,000, or $0.03 per diluted share for the same period last year.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin of one percent in the quarter, compared to nine percent in the same period last year.

Non-GAAP net income of $295,000 or $0.02 per diluted share in the quarter, compared to $2.0 million or $0.11 per diluted share in the same period last year.

$41.3 million of cash and short-term investments at June 30, 2015, an increase of approximately $2.4 million from the preceding quarter. Free cash flow in the quarter was $6.0 million, comprised of $6.9 million in cash flow from operations and $933,000 of capital spending. During the quarter the Company repurchased 380,000 shares of its common stock for approximately $2.8 million, paid a regular quarterly dividend of $929,000.

“As we have opened up new markets in China and expanded our field of play with network analytics and services, we have also been exposed to additional risks,” said Marty Singer, PCTEL’s Chairman and CEO. “Challenges are not new to us and we are confident in our growth in both business operations,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 13775111. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 13775111.

About PCTEL

PCTEL delivers Performance Critical Telecom solutions. The industry relies upon PCTEL to benchmark network performance, analyze trends, and optimize wireless networks. PCTEL’s antennas and site solutions are vital elements for SCADA, oil and gas, utilities, fleet management, health care, public safety, education, small cell, and network timing.

PCTEL’s RF Solutions products and services improve the performance of wireless networks globally. PCTEL’s performance critical products include its MXflex®, IBflex®, and EXflex® SeeGull® scanning receivers and related SeeHawk® and SeeWave™ tools. PCTEL’s sophisticated engineering services utilize these products as well as the Meridian™ network analytics portfolio (Map IQ™, Network IQ™, and Subscriber IQ™).

PCTEL Connected Solutions™ designs and delivers performance critical antennas and site solutions for wireless networks globally. PCTEL’s performance critical MAXRAD® and Bluewave™ antenna solutions include high rejection and high performance GPS and GNSS products, the industry leading Yagi portfolio, mobile and indoor LTE, broadband, and LMR antennas and PIM-rated antennas for transit, in-building, and small cell applications. We leverage our design, logistics, and support capabilities to deliver performance critical site solutions into carrier, railroad, and utility applications.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites: www.pctel.com, www.antenna.com, or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release and our related comments in our second quarter earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the our future financial performance, new products and features, expectations regarding the future growth of our antenna and wireless RF businesses, and demand for engineering services are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the customer demand for these types of products and services generally, PCTEL’s ability to successfully grow the wireless products business, and its ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800
Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	June 30,	December 31,
	2015	2014
ASSETS

Cash and cash equivalents	$16,184	$20,432
Short-term investment securities	25,075	39,577
Accounts receivable, net of allowance for doubtful accounts of $108 and $121 at June 30, 2015 and December 31, 2014, respectively	21,667	23,874
Inventories, net	17,696	16,358
Deferred tax assets, net	2,149	2,281
Prepaid expenses and other assets	2,131	1,757

Total current assets	84,902	104,279
Property and equipment, net	14,628	14,842
Goodwill	4,123	161
Intangible assets, net	12,929	2,637
Deferred tax assets, net	9,710	9,710
Other noncurrent assets	36	40

TOTAL ASSETS	$126,328	$131,669

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$5,811	$5,495
Accrued liabilities	6,961	10,211

Total current liabilities	12,772	15,706

Other long-term liabilities	1,426	448

Total liabilities	14,198	16,154

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,555,427 and 18,571,419 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	19	19
Additional paid-in capital	143,616	145,462
Accumulated deficit	(31,646)	(30,101)
Accumulated other comprehensive income	141	135

Total stockholders’ equity	112,130	115,515

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$126,328	$131,669

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUES	$27,625	$26,182	$53,951	$49,837
COST OF REVENUES	18,034	15,331	34,171	29,405

GROSS PROFIT	9,591	10,851	19,780	20,432

OPERATING EXPENSES:
Research and development	2,904	3,069	5,642	6,311
Sales and marketing	3,425	3,303	6,955	6,258
General and administrative	3,302	3,470	6,665	6,702
Amortization of intangible assets	1,185	464	1,839	1,038
Restructuring charges	440	0	440	0

Total operating expenses	11,256	10,306	21,541	20,309

OPERATING INCOME (LOSS)	(1,665)	545	(1,761)	123
Other income, net	2,205	334	2,249	531

INCOME BEFORE INCOME TAXES	540	879	488	654
Expense for income taxes	193	334	174	255

NET INCOME	$347	$545	$314	$399

Net Income per Share:
Basic	$0.02	$0.03	$0.02	$0.02
Diluted	$0.02	$0.03	$0.02	$0.02
Weighed Average Shares:
Basic	18,257	18,165	18,284	18,166
Diluted	18,408	18,291	18,498	18,350

Cash dividend per share	$0.05	$0.04	$0.10	$0.08

PCTEL, INC.

P&L INFORMATION BY SEGMENT (unaudited)

(in thousands)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$18,100	$9,583	($58)	$27,625	$35,454	$18,634	($137)	$53,951

GROSS PROFIT	5,417	4,173	1	9,591	10,861	8,908	11	19,780

OPERATING INCOME (LOSS)	$1,498	($347)	($2,816)	($1,665)	$3,187	$786	($5,734)	($1,761)

	Three Months Ended June 30, 2014				Six Months Ended June 30, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$17,715	$8,574	($107)	$26,182	$33,712	$16,295	($170)	$49,837

GROSS PROFIT	5,716	5,129	6	10,851	10,832	9,587	13	20,432

OPERATING INCOME (LOSS)	$1,845	$1,645	($2,945)	$545	$3,015	$2,659	($5,551)	$123

Reconciliation of GAAP to non-GAAP Results (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Income (Loss)	($1,665)	$545	($1,761)	$123
(a) Add:
Amortization of intangible assets	1,185	464	1,839	1,038
Restructuring:
-Cost of Goods Sold	114	0	114	0
-Restructuring	440	0	440	0
TelWorx investigation:
-General & Administrative	54	263	91	498
Legal settlement:
-General & Administrative	0	75	0	75
Stock Compensation:
-Cost of Goods Sold	56	117	129	203
-Engineering	30	187	145	360
-Sales & Marketing	(18)	189	140	336
-General & Administrative	173	603	328	948

	2,034	1,898	3,226	3,458

Non-GAAP Operating Income	$369	$2,443	$1,465	$3,581

% of revenue	1.3%	9.3%	2.7%	7.2%

Reconciliation of GAAP net loss to non-GAAP net income (b)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Income	$347	$545	$314	$399
Adjustments:
(a) Non-GAAP adjustment to operating income	2,034	1,898	3,226	3,458
(b) Other income related to SEC investigation of TelWorx	(54)	(252)	(90)	(472)
(b) Legal Settlement - Amendment to Nexgen APA	(2,160)	0	(2,160)	0
(b) Legal Settlement - other	0	(75)	0	(75)
(b) Income Taxes	128	(107)	(90)	(387)

	(52)	1,464	886	2,524

Non-GAAP Net Income	$295	$2,009	$1,200	$2,923

Non-GAAP Earning per Share:
Basic	$0.02	$0.11	$0.07	$0.16
Diluted	$0.02	$0.11	$0.06	$0.16
Weighed Average Shares:
Basic	18,257	18,165	18,284	18,166
Diluted	18,408	18,291	18,498	18,350

This schedule reconciles the Company’s GAAP operating loss and GAAP net loss to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.
(b)	These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the SEC investigation of TelWorx, legal settlements, and non-cash income tax expense.

Reconciliation of GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a)

(in thousands except per share information)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$1,498	($347)	($2,816)	($1,665)	$3,187	$786	($5,734)	($1,761)

Add:
Amortization of intangible assets	230	955	0	1,185	460	1,379	0	1,839
TelWorx investigation:
-General & Administrative	0	0	54	54	0	0	91	91
Restructuring:
-Cost of Goods Sold	114	0	0	114	114	0	0	114
-Restructuring charges	426	14	0	440	426	14	0	440
Stock Compensation:
-Cost of Goods Sold	(22)	78	0	56	14	115	0	129
-Engineering	14	16	0	30	60	85	0	145
-Sales & Marketing	(18)	0	0	(18)	85	55	0	140
-General & Administrative	(35)	(21)	229	173	(10)	(1)	339	328

	709	1,042	283	2,034	1,149	1,647	430	3,226

Non-GAAP Operating Income (Loss)	$2,207	$695	($2,533)	$369	$4,336	$2,433	($5,304)	$1,465

	Three Months Ended June 30, 2014				Six Months Ended June 30, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$1,845	$1,645	($2,945)	$545	$3,015	$2,659	($5,551)	$123

Add:
Amortization of intangible assets	260	204	0	464	630	408	0	1,038
TelWorx investigation:
-General & Administrative	0	0	263	263	0	0	498	498
Legal settlement:
-General & Administrative	0	0	75	75	0	0	75	75
Stock Compensation:
-Cost of Goods Sold	54	63	0	117	99	104	0	203
-Engineering	86	101	0	187	166	194	0	360
-Sales & Marketing	150	39	0	189	279	57	0	336
-General & Administrative	63	36	504	603	149	67	732	948

	613	443	842	1,898	1,323	830	1,305	3,458

Non-GAAP Operating Income (Loss)	$2,458	$2,088	($2,103)	$2,443	$4,338	$3,489	($4,246)	$3,581

This schedule reconciles the Company’s GAAP operating income (loss) by segment to its non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.